Guidant Corporation

PRESS RELEASE

DATE:               June 16, 2003

CONTACTS:     Steven Tragash, Corporate Communications, 317-971-2031
                            Doug Hughes, Investor Relations, 317-971-2039
                            Andy Rieth, Investor Relations, 317-971-2061

Guidant to Discontinue Product for Treating Abdominal Aortic Aneurysms
No Risk to Patients Implanted with ANCURE ENDOGRAFT System

INDIANAPOLIS — June 16, 2003 —Guidant Corporation (NYSE: GDT), a world leader in the treatment of cardiac and vascular disease, today announced plans today to discontinue its ANCURE® ENDOGRAFT® System product line for the treatment of abdominal aortic aneurysms (AAA). Patients implanted with the ANCURE ENDOGRAFT System are not at risk as a result of this decision.

“We are grateful to the many physicians who relied on the ANCURE ENDOGRAFT System for treating patients with this serious condition,” said Beverly Huss, president, Endovascular Solutions, Guidant. “We understand that the discontinuation of the product will involve a time of transition, which we pledge to make as smooth as possible.” The company will ship product and provide support to implanting ANCURE physicians and their patients through October 1, 2003. Beyond that date, the company will continue to support implanted patients and physicians for long-term follow-up and device tracking needs. Other than for these activities, Guidant's AAA subsidiary, Endovascular Technologies, Inc., will cease ongoing operations.

The majority of affected employees will be offered other positions within Guidant. Carotid, biliary, neurovascular and peripheral product development initiatives will not be impacted by the reorganization. “Our Endovascular Technologies employees have demonstrated a strong commitment and numerous contributions to our ANCURE business,” commented Huss. “As we move forward, we remain enthusiastic about, and will continue to invest in, the development of innovative technologies for treating patients with carotid, biliary, neurovascular and peripheral vascular disease.”

The long-term safety and efficacy of the ANCURE ENDOGRAFT System has been well documented, and patients should continue with routine care and follow-up per their physicians’ recommendations. For more information, patients or physicians may call (800) 787-0382 or email ancurequestions@guidant.com.

In accordance with generally accepted accounting principles, the financial results for the ANCURE ENDOGRAFT System product line will be reported as discontinued operations. For calendar year 2003, we anticipate the reported total after-tax loss from discontinued operations, including settelment charges, costs associated with closing the business and operating losses to be $100 to $125 million. See the attached schedules presenting the company’s results as affected by discontinued operations. See www.guidant.com/investors for additional information.

Guidant Corporation pioneers lifesaving technology, giving an opportunity for better life today to millions of cardiac and vascular patients worldwide. The company, driven by a strong entrepreneurial culture of more than 11,000 employees, develops, manufactures and markets a broad array of products and services that enable less invasive care for some of life’s most threatening medical conditions. For more information visit www.guidant.com.

_________________

This release includes forward-looking statements concerning future endograft-business related costs. The statements are based on assumptions about many important factors, including the implementation of exit plans for the endograft business and the factors listed on exhibit 99.1 to Guidant’s most recent 10-Q. As such, they involve risks that could cause actual results to differ materially. The company does not undertake to update its forward-looking statements.

Guidant Corporation
111 Monument Circle, #2900, Indianapolis, IN 46204-5129
Tel 317.971.2000   Fax 317.971.2040
www.guidant.com

Guidant Corporation

Income Statements Reclassified for Discontinued Operations
(In millions, except per-share data)
(Unaudited)

	Three Months Ended March 31, 2003			Three Months Ended March 31, 2002
	Reported	Special Items(1)	As Adjusted	Reported	Special Items(2)	As Adjusted
Net sales	$ 875.7		$ 875.7	$ 694.1		$ 694.1
Cost of products sold	213.1		213.1	163.2		163.2

Gross profit	662.6		662.6	530.9		530.9
Research & development	113.6		113.6	97.2		97.2
Purchased in-process research & development	36.5	(36.5)	--	6.5	(6.5)	--
Sales, marketing and administrative	272.9		272.9	213.3		213.3
Interest, net	(1.1)		(1.1)	4.1		4.1
Royalties, net	14.4		14.4	11.2		11.2
Amortization	3.3		3.3	3.1		3.1
Other, net	5.2	--	5.2	2.1	--	2.1

Income from continuing operations before income taxes	217.8	36.5	254.3	193.4	6.5	199.9
Income taxes	59.1	7.6	66.7	51.4	2.4	53.8

Net income from continuing operations	158.7	$28.9	$ 187.6	142.0	$4.1	$ 146.1

Loss from discontinued operations, net of income taxes	(65.3)			(2.5)

Net income	$ 93.4			$ 139.5

Earnings per share--basic
Net income from continuing operations	$ 0.52	$0.10	$ 0.62	$ 0.47	$0.02	$ 0.49

Loss from discontinued operations, net of income
taxes	(0.21)			(0.01)

Net income	$ 0.31			$ 0.46

Earnings per share--diluted
Net income from continuing operations	$ 0.52	$0.09	$ 0.61	$ 0.46	$0.02	$ 0.48

Loss from discontinued operations, net of income
taxes	(0.22)			(0.01)

Net income	$ 0.30			$ 0.45

Weighted average shares outstanding
Basic	303.20	303.20	303.20	300.76	300.76	300.76
Diluted	308.03	308.03	308.03	307.32	307.32	307.32

(1)     Special items include the following:

        o $20.5 million purchased in-process research and development (IPRD) recorded in conjunction with the acquisition of certain assets of Biosensors International’s (Biosensors) everolimus eluting stent program, including an exclusive worldwide license to Biosensors’ intellectual property in the field of everolimus eluting stents and a non-exclusive license to Biosensors’ drug and bioabsorbable polymer formulation technology for use with other drugs

         o $16.0 million IPRD recorded in conjunction with the acquisition of a majority interest in a developer of bioabsorbable vascular stent platforms

(2)     Special item represents IPRD for a co-exclusive license from Novartis Pharma AG and Novartis AG for the rights to utilize the drug everolimus in drug eluting stents

Guidant uses non-GAAP measures, such as adjusted net income and adjusted diluted earnings per share. Guidant's management believes that the presentation of these measures provides useful information to investors. Among other things, they may assist investors in evaluating the company's operations period over period. The measures may exclude such items as business development activities (including purchased in-process research and development (IPRD)) and significant litigation, which may be highly variable, difficult to predict, and of a size that could have substantial impact on the company's reported operations for a period. Management uses these measures internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to employee performance compensation targets. Investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

Guidant Corporation
Income Statements Reclassified for Discontinued Operations
(In millions, except per-share data)

	Year Ended December 31, 2002			Year Ended December 31, 2001
	Reported	Special Items(1)	As Adjusted	Reported	Special Items(2)	As Adjusted
Net sales	$ 3,176.3		$ 3,176.3	$ 2,662.0		$ 2,662.0
Cost of products sold	770.9		770.9	635.5		635.5

Gross profit	2,405.4		2,405.4	2,026.5		2,026.5
Research & development	415.5		415.5	362.3		362.3
Purchased in-process research & development	54.9	(54.9)	--	15.0	(15.0)	--
Sales, marketing and administrative	958.0		958.0	795.3		795.3
Interest, net	4.0		4.0	31.5		31.5
Royalties, net	54.0		54.0	41.6		41.6
Amortization	12.6		12.6	43.1		43.1
Other, net	19.1		19.1	4.8		4.8
Litigation	(137.1)	137.1	--	(10.0)		(10.0)
Foundation contribution	40.0	(40.0)	--	10.0		10.0
Restructuring charge	14.0	(14.0)	--
Special product charge				7.5	(7.5)	--
Cook charge	60.6	(60.6)	--	--	--	--

Income from continuing operations before income taxes	909.8	32.4	942.2	725.4	22.5	747.9
Income taxes	247.3	4.9	252.2	203.5	8.3	211.8

Net income from continuing operations	662.5	$27.5	$ 690.0	521.9	$14.2	$ 536.1

Loss from discontinued operations, net of income taxes	(50.7)			(37.9)

Net income	$ 611.8			$ 484.0

Earnings per share--basic
Net income from continuing operations	$ 2.20	$0.09	$ 2.29	$ 1.73	$0.05	$ 1.78

Loss from discontinued operations, net of income taxes	(0.17)			(0.12)

Net income	$ 2.03			$ 1.61

Earnings per share--diluted
Net income from continuing operations	$ 2.17	$0.08	$ 2.25	$ 1.70	$0.05	$ 1.75

Loss from discontinued operations, net of income taxes	(0.17)			(0.12)

Net income	$ 2.00			$ 1.58

Weighted average shares outstanding
Basic	301.74	301.74	301.74	300.86	300.86	300.86
Diluted	305.99	305.99	305.99	306.22	306.22	306.22

(1)     Special items include the following:

        o $35.6 million purchased in-process research and development (IPRD) for an exclusive license from Novartis Pharma AG and Novartis AG for the right to utilize the drug everolimus in drug eluting stents

        o $19.3 million IPRD recorded in conjunction with the acquisition of Cardiac Intelligence Corporation

        o $40.0 million contribution to the Guidant Foundation

         o $137.1 million net litigation benefit resulting primarily from a $158.2 million reward plus interest and costs against Medtronic, Inc. in April 2002

         o $14.0 million for the restructuring of endovascular solutions operations approved by Guidant's Board of Directors in May 2002

        o $60.6 million termination payment and related expenses associated with the termination of the Cook Group Inc. merger agreement

(2)     Special items include the following:

        o $15.0 million IPRD related to the acquisition of embolic protection device technology from Methamorphic Surgical Devices, LLC

        o $7.5 million of expenses associated with a field action related to the first-generation VENTAK PRIZM® Implantable Cardioverter Defibrillator